                                                                    EXHIBIT 99.1



                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

HEALTH DATA SCIENCES CORPORATION AND SUBSIDIARY

                                                                                       PAGE
                                                                                      NUMBER
                                                                                      ------
Consolidated Financial Statements:
  Independent Auditors' Report......................................................    2
  Consolidated Balance Sheets as of March 31, 1996 and 1995.........................    3
  Consolidated Statements of Operations for the Years Ended March 31, 1996, 1995 and
     1994...........................................................................    4
  Consolidated Statements of Stockholders' Equity for the Years Ended March 31,
     1996, 1995 and 1994............................................................    5
  Consolidated Statements of Cash Flows for the Years Ended March 31, 1996, 1995 and
     1994...........................................................................    6
  Notes to Consolidated Financial Statements........................................    7

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Health Data Sciences Corporation
San Bernardino, California

We have audited the accompanying consolidated balance sheets of Health Data Sciences Corporation and subsidiary (the "Company") as of March 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at March 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended March 31, 1996, in conformity with generally accepted accounting principles.

We have also previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheets of Health Data Sciences Corporation and subsidiary as of March 31, 1994 and 1993 and September 30, 1992 and 1991, and the related consolidated statements of operations, stockholders' equity, and cash flows for the six months ended March 31, 1993 and the years ended September 30, 1992 and 1991 (none of which are presented herein); and we expressed unqualified opinions on those consolidated financial statements.

In our opinion, the information set forth in the selected financial data of the Company for each of the three years in the period ended March 31, 1996, for the six months ended March 31, 1993, and for each of the two years in the period ended September 30, 1992 appearing on page 45 is fairly stated, in all material respects, in relation to the consolidated financial statements from which it has been derived.

DELOITTE & TOUCHE LLP

Los Angeles, California
May 23, 1996

                HEALTH DATA SCIENCES CORPORATION AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                            MARCH 31, 1996 AND 1995

                                                                         1996          1995
                                                                      -----------   -----------
                                            ASSETS
CURRENT ASSETS
  Cash and cash equivalents (Note 1)................................  $14,167,000   $ 3,724,000
  Accounts receivable, net of allowance for doubtful accounts of
     $475,000 (1996) and $75,000 (1995) (Notes 4 and 12)............   10,377,000     6,109,000
  Contractual accounts receivable (Note 1)..........................    8,001,000    26,871,000
  Prepaid expenses and other current assets.........................      106,000       731,000
                                                                      -----------   -----------
          Total current assets......................................   32,651,000    37,435,000
SOFTWARE DEVELOPMENT COSTS, Net (Notes 1 and 2).....................    7,768,000     8,014,000
EQUIPMENT AND LEASEHOLD IMPROVEMENTS,
  Net (Notes 1 and 3)...............................................      687,000       330,000
ACCOUNTS RECEIVABLE, Long-term (Note 4).............................      423,000       750,000
CONTRACTUAL ACCOUNTS RECEIVABLE -- LONG-TERM (Note 1)...............   13,514,000
                                                                      -----------   -----------
          TOTAL.....................................................  $55,043,000   $46,529,000
                                                                       ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Bank line of credit (Note 6)......................................  $             $ 3,000,000
  Accounts payable and accrued expenses.............................    7,430,000    10,609,000
  Accrued salaries, payroll taxes and pension (Note 10).............      992,000       654,000
  Deferred revenue (Note 1).........................................      540,000       412,000
                                                                      -----------   -----------
          Total current liabilities.................................    8,962,000    14,675,000
                                                                      -----------   -----------
DEFERRED INCOME TAXES (Notes 1 and 9)...............................    1,300,000     3,000,000
                                                                      -----------   -----------
COMMITMENTS AND CONTINGENCIES (Notes 8, 10, 12 and 13)
VOLUNTARILY/MANDATORILY REDEEMABLE PREFERRED STOCK (Note 7)
  Series E, 830,000 shares authorized; 735,567 shares issued
     and outstanding................................................                  6,565,000
STOCKHOLDERS' EQUITY (Notes 6, 7 and 8)
  Convertible preferred stock, $.10 par value, authorized, 5,000,000 shares:
     Series B, issued and outstanding, 742,000 shares...............       74,000        74,000
     Series C, issued and outstanding, 1,312,500 shares.............      131,000       131,000
     Series F, issued and outstanding, 1,605,353 shares.............      161,000
  Common stock, authorized, 10,000,000 shares, issued and
     outstanding, 4,081,990 shares (1996) and 4,079,990 shares
     (1995), stated at..............................................      274,000       274,000
  Additional paid-in capital........................................   42,314,000    15,985,000
  Notes receivable from directors (Note 12).........................     (180,000)     (180,000)
  Retained earnings.................................................    2,132,000     6,095,000
  Cumulative translation adjustment (Note 1)........................     (125,000)      (90,000)
                                                                      -----------   -----------
          Total stockholders' equity................................   44,781,000    22,289,000
                                                                      -----------   -----------
          TOTAL.....................................................  $55,043,000   $46,529,000
                                                                       ==========    ==========

                See notes to consolidated financial statements.

                HEALTH DATA SCIENCES CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                                                             1996          1995          1994
                                                          -----------   -----------   -----------
NET SALES (Notes 1 and 12)..............................  $22,727,000   $30,454,000   $26,040,000
COST OF SALES (Note 2)..................................   15,185,000    13,767,000    11,875,000
                                                          -----------   -----------   -----------
GROSS MARGIN............................................    7,542,000    16,687,000    14,165,000
                                                          -----------   -----------   -----------
EXPENSES:
  Research and development..............................    1,793,000     1,754,000     1,775,000
  Sales and marketing (Note 12).........................    4,870,000     3,672,000     3,028,000
  General and administrative (Note 11)..................    6,107,000     2,194,000     3,219,000
  Interest..............................................      265,000       232,000       129,000
                                                          -----------   -----------   -----------
          Total expenses................................   13,035,000     7,852,000     8,151,000
                                                          -----------   -----------   -----------
(LOSS) INCOME FROM OPERATIONS...........................   (5,493,000)    8,835,000     6,014,000
INTEREST INCOME.........................................      620,000       202,000        73,000
                                                          -----------   -----------   -----------
(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES.........   (4,873,000)    9,037,000     6,087,000
(BENEFIT) PROVISION FOR INCOME TAXES (Notes 1 and 9)....   (1,700,000)    3,000,000
                                                          -----------   -----------   -----------
NET (LOSS) INCOME.......................................  $(3,173,000)  $ 6,037,000   $ 6,087,000
                                                           ==========    ==========    ==========

                See notes to consolidated financial statements.

                      HEALTH DATA SCIENCES AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                                              PREFERRED           PREFERRED           PREFERRED            PREFERRED
                                            SERIES B STOCK     SERIES C STOCK       SERIES D STOCK      SERIES F STOCK
                                           ----------------  -------------------  ------------------  -------------------
                                           SHARES   AMOUNT    SHARES     AMOUNT    SHARES    AMOUNT    SHARES     AMOUNT
                                           -------  -------  ---------  --------  --------  --------  ---------  --------
BALANCE, APRIL 1, 1993.................... 742,000  $74,000  1,312,500  $131,000   583,333  $ 58,000
 Conversion of preferred Series D to
   preferred Series E stock...............                                        (583,333)  (58,000)
 Accretion of redemption value (Note 7)...
 Common stock repurchased.................
 Common stock options exercised...........
 Common stock issued......................
 Translation adjustment...................
 Net income...............................
                                           -------  -------  ---------  --------  --------  --------  ---------  --------
BALANCE, MARCH 31, 1994................... 742,000   74,000  1,312,500   131,000
 Accretion of redemption value (Note 7)...
 Common stock repurchased.................
 Common stock issued......................
 Translation adjustment...................
 Net income...............................
                                           -------  -------  ---------  --------  --------  --------  ---------  --------
BALANCE, MARCH 31, 1995................... 742,000  $74,000  1,312,500  $131,000        --  $     --
                                           ======== ======== ========== ========= ========= ========= ========== ========
 Accretion of redemption
   (Note 7)...............................
 Preferred stock issued...................                                                            1,605,353  $161,000
 Common stock issued......................
 Translation adjustments..................
 Net income (loss)........................
                                           -------  -------  ---------  --------  --------  --------  ---------  --------
BALANCE, MARCH 31, 1996................... 742,000  $74,000  1,312,500  $131,000        --        --  1,605,353  $161,000
                                           ======== ======== ========== ========= ========= ========= ========== ========


                                            COMMON      COMMON                     NOTES       RETAINED
                                             STOCK       STOCK      ADDITIONAL   RECEIVABLE    EARNINGS    CUMULATIVE     TOTAL
                                           ---------    -------       PAID-IN       FROM     (ACCUMULATED  TRANSLATION SHAREHOLDERS
                                            SHARES       AMOUNT       CAPITAL    DIRECTORS     DEFICIT)    ADJUSTMENT    EQUITY
                                           ---------   -----------  -----------  ----------  ------------  ----------  -----------
BALANCE, APRIL 1, 1993.................... 4,033,190   $   270,000  $22,737,000              $(5,519,000)  $(167,000)  $17,584,000
 Conversion of preferred Series D to
   preferred Series E stock...............                           (6,942,000)                                        (7,000,000)
 Accretion of redemption value (Note 7)...                                                      (204,000)                 (204,000)
 Common stock repurchased.................   (11,600)       (1,000)      (6,000)                                            (7,000)
 Common stock options exercised...........       400                      1,000                                              1,000
 Common stock issued......................    50,000         5,000      145,000  $ (120,000)                                30,000
 Translation adjustment...................                                                                    63,000        63,000
 Net income...............................                                                     6,087,000                 6,087,000
                                           ---------   -----------  -----------  ----------  ------------  ---------   -----------
BALANCE, MARCH 31, 1994................... 4,071,990       274,000   15,935,000    (120,000)     364,000    (104,000)  $16,554,000
 Accretion of redemption value (Note 7)...                                                      (306,000)                 (306,000)
 Common stock repurchased.................   (17,000)       (2,000)     (22,000)                                           (24,000)
 Common stock issued......................    25,000         2,000       72,000     (60,000)                                14,000
 Translation adjustment...................                                                                    14,000        14,000
 Net income...............................                                                     6,037,000                 6,037,000
                                           ---------   -----------  -----------  ----------  ------------  ---------   -----------
BALANCE, MARCH 31, 1995................... 4,079,990   $   274,000  $15,985,000  $ (180,000) $ 6,095,000   $ (90,000)  $22,289,000
                                           =========   ============ ============ ==========  ============= =========   ============
 Accretion of redemption
   (Note 7)...............................                                                      (790,000)                 (790,000)
 Preferred stock issued...................                           26,327,000                                         26,488,000
 Common stock issued......................     2,000                      2,000                                              2,000
 Translation adjustments..................                                                                   (35,000)      (35,000)
 Net income (loss)........................                                                    (3,173,000)               (3,173,000)
                                           ---------   -----------  -----------  ----------  ------------  ---------   -----------
BALANCE, MARCH 31, 1996................... 4,081,990   $   274,000  $42,314,000  $ (180,000) $ 2,132,000   $(125,000)  $44,781,000
                                           =========   ============ ============ ==========  ============= =========   ============

                See notes to consolidated financial statements.

                HEALTH DATA SCIENCES CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                                                                     1996           1995           1994
                                                                 ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)............................................  $ (3,173,000)  $  6,037,000   $  6,087,000
  Adjustments to reconcile net income (loss) to net cash (used
    in) provided by operating activities:
    Depreciation and amortization..............................     3,436,000      3,104,000      2,886,000
    Deferred income taxes......................................    (1,700,000)     3,000,000
    Provision of doubtful accounts.............................     1,237,000         51,000         12,000
    Changes in operating assets and liabilities:
      Accounts receivable and contractual accounts
         receivable............................................      (149,000)   (11,031,000)   (11,402,000)
      Prepaid expenses and other assets........................       625,000        (73,000)      (438,000)
      Accounts payable and accrued expenses....................    (3,448,000)     2,709,000      5,061,000
      Accrued salaries, payroll taxes and pension..............       338,000        (14,000)      (127,000)
      Deferred revenue.........................................       128,000         (4,000)       (69,000)
                                                                 ------------   ------------   ------------
         Net cash (used in) provided by operating activities...    (2,706,000)     3,779,000      2,010,000
                                                                 ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Increase in software development costs.......................    (3,052,000)    (3,135,000)    (3,478,000)
  Long-term customer (financing) payments, net.................       327,000        130,000        258,000
  Purchase of equipment and leasehold improvements.............      (226,000)       (38,000)       (74,000)
                                                                 ------------   ------------   ------------
         Net cash used in investing activities.................    (2,951,000)    (3,043,000)    (3,294,000)
                                                                 ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Bank borrowings (repayments).................................    (3,000,000)                    1,500,000
  Common stock issued and repurchased, net.....................                       (9,000)        23,000
  Repurchase of Series E preferred stock.......................    (7,355,000)      (651,000)      (294,000)
  Issuance of Series F preferred stock.........................    26,488,000
  Exercise of stock options....................................         2,000                         1,000
                                                                 ------------   ------------   ------------
         Net cash provided by (used in) financing activities...    16,135,000       (660,000)     1,230,000
                                                                 ------------   ------------   ------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH........................       (35,000)        14,000         63,000
                                                                 ------------   ------------   ------------
INCREASE IN CASH AND CASH EQUIVALENTS..........................    10,443,000         90,000          9,000
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR...................     3,724,000      3,634,000      3,625,000
                                                                 ------------   ------------   ------------
CASH AND CASH EQUIVALENTS, END OF YEAR.........................  $ 14,167,000   $  3,724,000   $  3,634,000
                                                                 =============  =============  =============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the year for interest.......................  $    288,000   $    185,000   $    118,000
                                                                 =============  =============  =============

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITY:

     During fiscal 1995, the Company issued 25,000 common shares to one director in exchange for $60,000 in the form of a note and $15,000 in cash. During fiscal 1994, the Company issued 50,000 common shares to two directors in exchange for $120,000 in notes and $30,000 in cash.

     During fiscal 1994, the Company exchanged Series E preferred stock for Series D preferred stock.

     During the years ended March 31, 1996, 1995 and 1994, $790,000, $306,000 and $204,000, respectively, of the excess of the redemption amount over the stated value were recorded as a charge to retained earnings.

     During fiscal 1996, the Company acquired $269,000 of computer equipment under capital lease arrangements.

                See notes to consolidated financial statements.

                HEALTH DATA SCIENCES CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED MARCH 31, 1996, 1995 AND 1994

1.  SIGNIFICANT ACCOUNTING POLICIES

     Nature of Business -- Health Data Sciences Corporation and its wholly-owned subsidiary, Health Data Sciences, Ltd. (collectively, the "Company"), are engaged in the development, marketing, installation and maintenance of a computerized health care information system. Health Data Sciences, Ltd. was formed for the purpose of developing and marketing the health care information system in Canada. Due to the specialized nature of the Company's product, a significant amount of sales in any given year is attributable to a small number of major customers in the health care industry. During the years ended March 31, 1996, 1995 and 1994, four, three and one customers accounted for approximately 60%, 52% and 44%, respectively, of the Company's revenues. Customers representing 10% or more of the Company's revenues were Candler Hospital, Inc., Graduate Health Systems, New York City Health and Hospital Corporation (NYCHHC) and Toronto Hospital Corporation (1996); Genesis Health Ventures, Health Systems International and NYCHHC (1995) and NYCHHC (1994).

     Principles of Consolidation -- The consolidated financial statements include the accounts of Health Data Sciences Corporation and Health Data Sciences, Ltd. All intercompany transactions and balances have been eliminated.

     Foreign Currency Translation -- Assets and liabilities of the foreign subsidiary are translated into U.S. dollars at the exchange rate in effect at the close of the period. Revenues and expenses of the subsidiary are translated at the average exchange rate in effect during the year. The aggregate effect of translating the financial statements of the foreign subsidiary is included in a separate component of stockholders' equity.

     Use of Estimates in the Preparation of Financial Statements -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Concentration of Credit Risk -- Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable and contractual accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential losses.

     Cash and Cash Equivalents -- Cash and cash equivalents include cash and commercial paper with maturities of 90 days or less.

     Software Development Costs -- The Company capitalizes certain software development costs related to enhancements to the software system. The amortization of software development costs is computed on the straight-line method based on the estimated useful life of the software and enhancements to software over approximately five years.

     Equipment and Leasehold Improvements -- Equipment and leasehold improvements are recorded at cost. Depreciation and amortization are computed using the straight-line method based on the estimated useful lives of the related assets, ranging from five to ten years.

     Revenue Recognition -- The Company recognizes software license revenues when the software is delivered and there are no further significant vendor obligations. The Company accrues an estimate of the costs of completing any remaining insignificant obligations.

     Software maintenance revenues are recognized ratably over the term of the maintenance agreement.

     Hardware sales are recognized on shipment of the hardware.

                HEALTH DATA SCIENCES CORPORATION AND SUBSIDIARY

     Deferred revenue arises from advance payments received from customers.

     The Company recognizes revenue on one contract in progress as the work is performed using the percentage of completion method. The Company has applied the percentage of completion method to appropriately match revenues and costs over an extended installation period. The basis for the percentage of completion measurement is time incurred on the installation compared to estimated time to complete. The majority of the revenues recognized under the contract are included in contractual accounts receivable which are unbilled.

     Income Taxes -- Deferred income taxes are determined based on the temporary differences between the financial statement carrying amounts and income tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

     Research and Development -- In June 1995, the Company was awarded a $7.5 million cooperative agreement by the Department of Commerce to fund product development for a five-year period. Funding under this agreement began during the year ended March 31, 1996 and amounted to $912,000, which is reflected in the accompanying statement of operations as a reduction in research and development expenses. Receipt of additional funding is dependent upon satisfactory performance under the agreement.

     New Accounting Pronouncements -- In March 1995, the Financial Accounting Standards Board ("FASB") released Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." This statement, effective for fiscal years beginning after December 15, 1995, requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company is currently in the process of determining the impact of adopting this statement.

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," effective for transactions entered into in fiscal years beginning after December 15, 1995. The Company plans to elect to continue to account for stock-based compensation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, and to provide appropriate disclosures as permitted by SFAS No. 123.

2.  SOFTWARE DEVELOPMENT COSTS

     Software development costs capitalized for the years ended March 31, 1996 and 1995 were $3,052,000 and $3,135,000, respectively. Amortization of deferred software development costs for 1996, 1995 and 1994 was $3,296,000, $2,943,000 and $2,561,000, respectively. The amortization is included in cost of sales.

                HEALTH DATA SCIENCES CORPORATION AND SUBSIDIARY

3.  EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Equipment and leasehold improvements consist of the following:

                                                         ESTIMATED          MARCH 31,
                                                          USEFUL     -----------------------
                                                           LIVES        1996         1995
                                                         ---------   ----------   ----------
    Computer equipment.................................   5 years    $2,901,000   $2,424,000
    Furniture and equipment............................   5 years     1,368,000    1,368,000
    Office equipment...................................   5 years       499,000      483,000
    Leasehold improvements.............................  10 years       368,000      368,000
                                                                     ----------   ----------
                                                                      5,136,000    4,643,000
    Less accumulated depreciation and amortization.....               4,449,000    4,313,000
                                                                     ----------   ----------
                                                                     $  687,000   $  330,000
                                                                      =========    =========

4.  ACCOUNTS RECEIVABLE LONG-TERM

     During 1991, the Company financed the sale of a software license to one customer. Payments under this arrangement are to be made over an eight-year period. As of March 31, 1996 and 1995, accounts receivable -- current include $600,000 due from this sale. Accounts receivable, long-term of $423,000 and $750,000 at March 31, 1996 and 1995, respectively, represent the present value of the payments due monthly through 2002, discounted at the rate of 7.75%.

5.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying values of cash and cash equivalents, accounts receivable, bank line of credit, accounts payable and deferred revenue approximate fair value due to the short maturities of such instruments.

     The fair value of long-term accounts receivable is estimated by discounting the future cash flows using the Company's incremental borrowing rate. The carrying and fair values of the long-term accounts receivable were $1,080,000 and $1,016,000, respectively, at March 31, 1996.

     It was not practicable to estimate the fair value of contractual accounts receivable, as the timing of the future cash flows from this receivable is not determinable. No interest applies to this receivable, which has a carrying amount of $21,515,000 in the consolidated balance sheet at March 31, 1996.

6.  BANK LINE OF CREDIT

     Health Data Sciences Corporation has an unsecured line of credit of $3,000,000. Outstanding borrowings under the line at March 31, 1996 and 1995 were $0 and $3,000,000, respectively. Interest is payable on the outstanding balance at a rate of 8.25% and 9% at March 31, 1996 and 1995, respectively. The line of credit agreement contains, among other restrictions, covenants for various financial ratios, as well as provisions limiting the issuance of additional debt and the payment of dividends. At March 31, 1996, the Company was not in compliance with certain covenants and has obtained a waiver of default from the lender. The line expires on October 1, 1997.

7.  PREFERRED STOCK

     Convertible preferred Series B, C and F stock are convertible to common shares at the option of the stockholder on a one-for-one basis. A total of 3,659,853 shares are subject to conversion. The Series B, C and F preferred shares carry no guaranteed dividend features and have no mandatory redemption features. The Series B, C and F preferred shares have equal preference rights over common stock to the proceeds, if any,

                HEALTH DATA SCIENCES CORPORATION AND SUBSIDIARY from a voluntary or involuntary liquidation; however, such proceeds are limited to the amount invested. On August 5, 1993, the Company exchanged Series D preferred stock for Series E preferred stock as part of a settlement of a lawsuit. The Series E preferred stock consisted of 830,000 shares redeemable at $10 per share. On November 1, 1994 and 1993, 65,083 and 29,350 shares, respectively, were redeemed. The excess of the redemption amount of Series E over the stated value of Series D was $1.3 million and has been accreted through equal annual charges to retained earnings over the mandatory redemption period. During the years ended March 31, 1996, 1995 and 1994, $790,000, $306,000 and
$204,000, respectively, of the excess was recorded as a charge to retained earnings. On June 30, 1995, the Company redeemed all of the remaining shares of Series E preferred stock outstanding (735,567) at $10 per share. During the year ended March 31, 1996, the Company issued 1,605,353 shares of Series F convertible preferred stock at $16.50 per share. There are certain defaults on the part of the Company with respect to the delivery by the Company of its financial statements and other information to the other parties thereto. The agreements do not contain any provisions with respect to such parties' remedies upon such defaults.

8.  STOCK OPTIONS

     The Company has a stock option plan for the benefit of key employees. The plan is administered by the Board of Directors. At March 31, 1996, the aggregate number of shares for which options may be granted is 725,000, of which 187,950 and 397,050 were available for grant at March 31, 1996 and 1995, respectively. The exercise price is determined by the Board of Directors but may not be less than the estimated fair market value of the shares at the date of grant. The options must be exercised within ten years of the date of grant. At March 31, 1996, options to purchase 175,650 shares were exercisable under the plan.

     A summary of changes in stock options is as follows:

                                                                     NUMBER OF       PRICE
                                                                      SHARES         RANGE
                                                                     ---------     ---------
    Outstanding at March 31, 1993..................................   237,050      .80-3.00
    Options canceled...............................................   (31,200)     .80-3.00
    Options exercised..............................................      (400)       2.00
                                                                     ---------
    Outstanding at March 31, 1994..................................   205,450      .80-3.00
    Options canceled...............................................   (15,100)     2.00-3.00
    Outstanding at March 31, 1995..................................   190,350      .80-3.00
    Options granted................................................   387,400        3.00
    Options canceled...............................................   (40,700)     1.60-3.00
    Options exercised..............................................    (2,000)     1.60-3.00
                                                                     ---------
    Outstanding at March 31, 1996..................................   535,050
                                                                      =======

     In 1987, the Company offered to sell 80,000 shares of the Company's common stock to various employees at an exercise price of $1.60 per share, which represented the then-current fair market price as determined by the Board of Directors at the time. At March 31, 1996, certain employees, representing 39,750 shares, had not accepted the Company's offer.

9.  INCOME TAXES

     The income tax benefit for the year ended March 31, 1996 was $1,700,000, primarily attributable to the net taxable loss for the current year. The provision for income taxes for the year ended March 31, 1995 was $3,000,000 due to the exhaustion of the net operating loss carryforwards for financial reporting purposes in 1995. There was no provision for income taxes for the year ended March 31, 1994 due to the income tax benefit arising from the utilization of the net operating loss carryforwards of approximately $2,105,000.

                HEALTH DATA SCIENCES CORPORATION AND SUBSIDIARY

     At March 31, 1996 and 1995, the Company had deferred income tax liabilities of $15,320,000 and $13,466,000, respectively, and deferred income tax assets of $14,020,000 and $10,466,000, respectively.

     The components of the provision for income taxes are:

                                                                          MARCH 31,
                                                                   ------------------------
                                                                      1996          1995
                                                                   -----------   ----------
    Deferred:
      Federal....................................................  $(1,445,000)  $2,550,000
      State......................................................     (255,000)     450,000
                                                                   -----------   ----------
              Total..............................................  $(1,700,000)  $3,000,000
                                                                    ==========    =========

     The components of deferred income taxes are as follows:

                                                                          MARCH 31,
                                                                  -------------------------
                                                                     1996          1995
                                                                  -----------   -----------
    Capitalized software development costs......................  $(8,321,000)  $(7,007,000)
    Capitalized software amortization...........................    5,119,000     3,801,000
    Unbilled revenues...........................................   (6,999,000)   (6,469,000)
    Net operating loss carryforward.............................    7,361,000     5,597,000
    Research and development credit.............................    1,078,000     1,078,000
    Other.......................................................      462,000
                                                                  -----------   -----------
    Net deferred tax liability..................................  $(1,300,000)  $(3,000,000)
                                                                   ==========    ==========

     The following are the Company's net operating loss and tax credit carryforwards as of March 31, 1996 for income tax purposes:

                                                                                   RESEARCH
                                                                                      AND
                           YEAR                             U.S.        CANADA    DEVELOPMENT
                        EXPIRATION                           TAX         TAX        CREDITS
    ---------------------------------------------------  -----------   --------   -----------
      1998.............................................                           $    21,000
      1999.............................................  $    76,000                   77,000
      2000.............................................    2,517,000                  108,000
      2001.............................................    3,137,000                  195,000
      2002.............................................    5,305,000                  210,000
      2003.............................................    1,147,000                  273,000
      2004.............................................    1,368,000   $405,000       194,000
      2005.............................................        2,000
      2006.............................................
      2007.............................................    4,488,000
      2008.............................................    1,934,000
                                                         -----------   --------   -----------
                                                         $19,974,000   $405,000   $ 1,078,000
                                                          ==========   ========     =========

10.  PENSION AND PROFIT-SHARING PLAN

     The Company has a profit-sharing/401(k) plan covering substantially all employees who meet certain length-of-service requirements. Participants begin vesting after their third year of service. Pension costs, net of capitalized portion (see Note 2) for the years ended March 31, 1996, 1995 and 1994, were approximately $138,000, $139,000 and $190,000, respectively.

                HEALTH DATA SCIENCES CORPORATION AND SUBSIDIARY

11.  FOREIGN CURRENCY TRANSACTIONS

     During the years ended March 31, 1996, 1995 and 1994, the Company experienced foreign currency transaction gains (losses) of approximately $121,000, ($63,000) and ($494,000), respectively. Such losses result from the effects of currency fluctuations on the intercompany balances between Health Data Sciences Corporation and Health Data Sciences, Ltd. and on payables not denominated in the subsidiary's functional currency. The amounts are included in general and administrative expenses.

12.  RELATED PARTIES

     During the year ended March 31, 1995, the Company sold 25,000 common shares to a director in exchange for $15,000 in cash and $60,000 in notes receivable. During the year March, 31, 1994, the Company sold 50,000 common shares to directors in exchange for $30,000 in cash and $120,000 in notes receivable. The sale of these shares were in accordance with the terms of agreements dated August 24, 1993. The notes receivable are due on August 24, 1996. Interest at 9%, subject to certain adjustments as defined, is payable yearly. The notes are secured by the related common stock.

     In connection with the preferred stock issuance that occurred on June 30, 1995 (see Note 7), two of the Company's customers became preferred shareholders of the Company. A Series C preferred shareholder is also a customer of the Company. Sales to these affiliates were $2,277,000, $12,698,000 and $2,000,000 for the years ended March 31, 1996, 1995 and 1994, respectively. Accounts receivable from these affiliates were $6,124,000 and $8,762,000 at March 31, 1996 and 1995, respectively.

     During 1994 the Company executed a consulting agreement for strategic planning with a nonemployee stockholder of the Company. The agreement required annual payments of $696,000 due on November 1 through 1997 and a down payment of $232,000. On June 30, 1995, the Company terminated this agreement. During 1996, 1995 and 1994, $324,000, $754,000 and $314,000, respectively, were expensed and are included in sales and marketing expenses in the accompanying consolidated statements of income.

13.  COMMITMENTS

     The Company leases certain facilities and equipment under noncancelable operating leases. Rent expense, net of capitalized portion (see Note 2) for 1996, 1995 and 1994, was $611,000, $539,000 and $623,000, respectively. Future minimum rental payments are as follows:

                                                                       EQUIPMENT
                   YEAR ENDING MARCH 31,                  BUILDINGS    AND OTHER     TOTAL
    ----------------------------------------------------  ----------   ---------   ----------
           1997.........................................  $  779,000    $32,000    $  811,000
           1998.........................................     798,000     24,000       822,000
           1999.........................................     821,000     22,000       843,000
           2000.........................................     846,000     10,000       856,000
           2001.........................................     872,000      4,000       876,000
           Thereafter...................................   3,505,000                3,505,000
                                                          ----------   ---------   ----------
                Total...................................  $7,621,000    $92,000    $7,713,000
                                                           =========   ========     =========

14.  SUBSEQUENT EVENTS

     Beginning in May 1996, the Company and a major provider of business management services and systems to the health care industry engaged in substantive discussions regarding a possible business combination. As currently proposed, at the consummation of the merger, the Company would become a wholly owned subsidiary of the acquirer.